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                                                                 Exhibit 21


                                SUBSIDIARY LIST
ALABAMA

1.       Humana Health Plan of Alabama, Inc.

ALASKA

1.       Humana Health Plan of Alaska, Inc.

ARKANSAS

1.       Humana Health Plan of Arkansas, Inc.

CALIFORNIA

1.       Humana Medical Plan of California, Inc.

DELAWARE

1.       Health Value Management, Inc.
2.       Humana Compensation Management Source, Inc.
3.       Humana Enterprises, Inc.
4.       Humana HealthChicago, Inc. - Doing Business As:
                 a.       HC Services (IL)
5.       Humana Inc. - Doing Business As:
                 a.       H.A.C. Inc.
6.       Humana Military Healthcare Services, Inc. - Doing Business As:
                 a.       Humana Military Health Services, Inc. (IL)
7.       Humrealty, Inc.
8.       Managed Prescription Services, Inc.
9.       MedBenefixx, Inc.

FLORIDA

1.       Humana Health Insurance Company of Florida, Inc.
2.       Humana Health Plan of Florida, Inc.
3.       Humana Medical Plan, Inc. - Doing Business As:
                 a.       Advanced Orthopaedics
                 b.       Apopka Health Care
                 c.       Atlantic Family Practice
                 d.       Casselberry Health Care
                 e.       Coastal Pediatrics
                 f.       Community Medical Associates
                 g.       Daytona Gastroenterology
                 h.       Deland Family Health Care
                 i.       Edgewood Health Care
                 j.       Flagler Family Practice
                 k.       Internal Medicine of Daytona Beach
                 l.       Palm Coast Family Health Care
                 m.       Personal Care Physicians of St. Mary
                 n.       Personal Care Physicians of Casselberry
                 o.       Professional Dermatology
                 p.       Rosemont Health Care
                 q.       South Broward Neurosurgical Associates
                 r.       Sugar Mill Medical Associates
                 s.       Suncoast Medical Associates
                 t.       Water's Edge Medical Center
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GEORGIA

1.       Humana Health Plan of Georgia, Inc.

ILLINOIS

1.       Humana HealthChicago Insurance Company
2.       Humana Link, Inc.


KENTUCKY

1.       HMPK, INC.
2.       HPLAN, INC.
3.       Humana Broadway Corp.
4.       Humana Health Plan, Inc.   - Doing Business As:
                 a.       Bluegrass Family Practice
                 b.       Central Kentucky Family Practice
                 c.       Franklin Medical Center
                 d.       Humana MedFirst
                 e.       Humana Health Care Plans of Indiana (IN)
                 f.       Madison Family and Industrial Medicine
5.       Humana Insurance Agency, Inc.
6.       Humco, Inc. - Doing Business As:
                 a.       Eagle Creek Medical Plaza
                 b.       Humana Hospital - Lexington

LOUISIANA

1.       Humana Health Plan of Louisiana, Inc.


MARYLAND

1.       Humana Health Plan of Maryland, Inc.
2.       Randmark, Inc.

MICHIGAN

1.       Humana Health Plan of Michigan, Inc.

MISSOURI

1.       Humana Kansas City, Inc.    - Doing Business As:
                 a.       Humana Prime Health Plan
2.       Humana Insurance Company    - Doing Business As:
                 a.       Managed Prescription Services (MO)
                 b.       Managed Prescription Services, Inc. (NJ)






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NEVADA

1.       Humana Health Insurance of Nevada, Inc.

NORTH CAROLINA

1.       Humana Health Plan of North Carolina, Inc.

OHIO

1.       Humana Health Plan of Ohio, Inc.

PENNSYLVANIA

1.       Humana Health Plan of Pennsylvania, Inc.

TEXAS

1.       Humana HMO Texas, Inc.

2.       Humana Health Plan of Texas, Inc. - Doing Business As:
                 a.       Humana Health Plan of Corpus Christi
                 b.       Humana Health Plan of Dallas
                 c.       Humana Health Plan of Houston
                 d.       Humana Health Plan of San Antonio
                 e.       Humana Regional Service Center
                 f.       MedCentre Plaza Health Center
                 g.       Perrin Oaks Health Center
                 h.       Val Verde Health Center
                 i.       West Lakes Health Center

3.       Prescription Benefits, Inc.

UTAH

1.       Humana Health Plan of Utah, Inc.

VERMONT

1.       Managed Care Indemnity, Inc.  - Doing Business As:
                 a.       Witherspoon Parking Garage (KY)

VIRGINIA

1.       Humana Group Health Plan, Inc.

WASHINGTON

1.       Humana Health Plan of Washington, Inc.

WISCONSIN

1.       CareNetwork, Inc. - Doing Business As:
         a.      CARENETWORK
2.       CNI Medical Management Corporation
3.       Geneva Benefits Administration Corporation
4.       Independent Care, Inc.
5.       Network EPO, Inc.
6.       Wisconsin Health Organization Insurance Corporation - Doing
         Business As:
         a.      WHOIC
         b.      WHO